Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of Navstar Media Holdings, Inc.


We hereby consent to the incorporation of our audit report dated March 28, 2007 related to the consolidated financial statements of Navstar Media Holdings, Inc and subsidiaries as of December 31, 2006, and for the year then ended, included in this Form 10KSB for the year ended December 31, 2007.



/s/ Moore Stephens Wurth Frazer and Torbet, LLP
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Walnut, California
April 21, 2008